Exhibit 99.1

May 4, 2005

National Financial Partners Announces First Quarter Results

Highlights:

•	Revenue increased 22.7% to $160.6 million in the quarter

•	Net income declined 15.9% to $5.8 million in the quarter

•	Net income per diluted share decreased 15.8% to $0.16 in the quarter

•	Cash earnings increased 6.7% to $14.4 million in the quarter

•	Cash earnings per diluted share increased 5.4% to $0.39 in the quarter

•	“Same store” revenue grew 7.2% in the quarter

•	17 acquisitions effective year-to-date representing $16.6 million of “base earnings” (see Acquisitions)

NEW YORK, NY – National Financial Partners Corp. (NYSE: NFP) today reported a 22.7% increase in revenue to $160.6 million for the first quarter of 2005 from $130.9 million in the first quarter of 2004. Net income decreased 15.9% to $5.8 million, or $0.16 per diluted share, in the first quarter of 2005, from $6.9 million, or $0.19 per diluted share, in the first quarter of 2004. Cash earnings increased 6.7% to $14.4 million in the first quarter of 2005, from $13.5 million in the prior year period. Cash earnings per diluted share (“Cash EPS”) was $0.39, an increase of 5.4% from the first quarter of 2004. (The Company defines cash earnings as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. A full reconciliation of net income to cash earnings is provided in the attached tables.) Cash earnings benefited from the growth of revenue from existing firms and additional revenue from 2004 acquired firms, offset by the ongoing costs of the Company’s internal review, a leasehold write-off and moving-related expenses and increased stock-based compensation.

“In the first quarter, same store revenue growth was 7%, a solid result following our record fourth quarter same store growth rate of 21%. In addition, the 18% same store revenue growth in the 2004 first quarter created a challenging comparison,” said Jessica Bibliowicz, Chairman and Chief Executive Officer.

Ms. Bibliowicz continued, “Of note, we saw sales trends improve as the 2005 first quarter progressed. With the combined strength of our firms and successful acquisition program, we remain confident in our long-term goal of 20% Cash EPS growth.”

Acquisitions

As a leading independent distributor of financial service products, the Company operates a national distribution network with over 150 owned firms and over 200 affiliated firms. Understanding the Company’s acquisitions is key to understanding its operating results.

First Quarter:

In the first quarter of 2005, the Company announced the completion of eight direct acquisitions and three subacquisitions. The eight direct acquisitions in aggregate generated approximately $22.1 million in revenue in 2004 and contributed approximately $2.9 million in revenue to the Company’s first quarter 2005 results. The payments for these eight firms included $28.1 million in cash and the issuance of approximately 409,000 shares of NFP common stock. The Company’s share of the three subacquisitions’ purchase price was approximately $2.7 million in cash and the issuance of approximately 9,000 shares of NFP common stock. In total, the Company acquired base earnings of $8.3 million in the first quarter. The term base earnings represents the cumulative preferred portion of the pre-tax earnings before owners’ compensation of acquired firms that the Company capitalizes at the time of acquisition.

April 1, 2005 through May 4, 2005: Following the first quarter, the Company completed six acquisitions, five of which were related to the Highland transaction. These six firms generated revenue of approximately $69.0 million in 2004. The Company paid aggregate acquisition consideration in a combination of $42.8 million in cash and approximately 424,000 shares of common stock. These six firms have combined base earnings of $8.3 million.

Ms. Bibliowicz commented, “We are pleased with our acquisition progress, which has already exceeded our annual goal of $13-$15 million in acquired base earnings. Our recently completed acquisition of Highland will begin contributing to NFP in the second quarter and we are excited about the growth opportunities it offers our firms. We continue to see an attractive pipeline of potential acquisitions leaving us well positioned to produce strong results.”

First Quarter Results

Revenue increased $29.7 million, or 22.7%, to $160.6 million in the first quarter of 2005. Components of the increase included “same store” revenue growth of $7.3 million, or 7.2%, to $108.7 million; revenue growth of $8.1 million, or 32.5%, to $33.0 million from NFP Insurance Services, Inc. (“NFPISI”) and NFP Securities, Inc. (“NFPSI”); and $15.5 million of revenue from firms acquired subsequent to the start of the first quarter of 2004 (these firms are not included in the calculation of “same store” revenue growth); less revenue from disposed firms.

Net income was $5.8 million in the first quarter of 2005, or $0.16 per diluted share, down from $6.9 million, or $0.19 per diluted share in the prior year period. The decrease was primarily a result of higher firm level expenses, internal review costs, non-recurring expense associated with the Company’s recent office relocation, interest expense, and impairment of goodwill and intangible assets. Cash earnings were $14.4 million, up 6.7% from $13.5 million in the first quarter of 2004. Cash EPS was $0.39, an increase of 5.4% from the first quarter of 2004.

Gross margin was $31.2 million in the first quarter of 2005, an increase of $4.4 million or 16.4% over the prior year period. Gross margin as a percentage of revenue in the first quarter of 2005 was 19.4% compared with 20.4% in the prior period. The decrease was due in part to higher commission and fee expense as a percentage of revenue reflecting an increased contribution from certain brokerage and benefit firms, particularly the early 2004 acquisitions, which typically have greater earnings stability but lower margins. In addition, operating expenses included the expenses of the Company’s first quarter acquisitions. These acquisitions did not contribute to gross margin and consequently, lowered the Company’s first quarter gross margin as a percentage of revenue.

Corporate G&A increased 44.6% to $10.7 million in the first quarter of 2005 from $7.4 million in the prior year period. As a percentage of revenue, G&A was 6.6% in the first quarter of 2005 and 5.7% in the first quarter of 2004. The increase in G&A resulted primarily from $2.0 million in costs accrued for the Company’s ongoing internal review and $0.3 million of moving-related expenses. In addition, stock-based compensation increased by $0.7 million to $0.9 million. The Company expects that subsequent quarters in 2005 will reflect a comparable stock-based compensation expense.

The Company incurred net interest and other expense of $0.7 million in the first quarter of 2005, a higher net expense compared to $0.1 million a year ago. The first quarter included $0.4 million for both a leasehold write-off and additional relocation-related expenses, and $0.5 million in interest expense. At quarter end, the Company had $75 million outstanding under its credit facility due to the significant acquisition activity year-to-date including a borrowing to fund the Highland closing on April 1.

In the first quarter, the Company took a $1.5 million impairment charge related to three firms. The Company reviews and evaluates the financial and operating results of its acquired firms on a firm-by-firm basis throughout the year.

The estimated effective tax rate in the first quarter of 2005 was 43.3% compared with 45.0% in the 2004 period.

Legal and Regulatory Matters

As previously disclosed, several of the Company’s subsidiaries have received subpoenas and other informational requests from governmental authorities seeking information regarding compensation arrangements, bid rigging and related matters. These appear to be similar to those received by other insurance intermediaries in their respective states. Based on the review conducted by the Company to respond to these inquiries, the Company is not aware of any bid rigging or related illegal conduct. Given the current regulatory environment and the number of the Company’s subsidiaries operating in local markets throughout the country, it is possible that additional subpoenas or other inquiries will be received. The Company has and will continue to cooperate fully with all governmental agencies.

In addition, the Company, along with over twenty other unrelated insurance brokers and insurers, is a defendant in four putative class actions filed by alleged policyholders. Two of these actions were filed in the Northern District of Illinois, one was filed in the Northern District of California and one was filed in the District of New Jersey. These actions assert, on behalf of a class of persons who purchased insurance through the broker defendants, claims arising from the conduct alleged in the New York Attorney General’s civil complaint against Marsh Inc. and Marsh & McLennan Companies, Inc. The Company disputes the allegations in these actions and intends to defend the actions vigorously. Additional complaints may be filed against the Company in various courts alleging claims arising from the conduct alleged in the New York Attorney General’s complaint. The Company’s ultimate liability, if any, in the pending and possible future suits is uncertain and subject to contingencies that are not yet known.

In addition to the review conducted by the Company to respond to the governmental authorities, the Company has undertaken a voluntary internal review of the policies and practices of its insurance operations in light of current industry developments. This voluntary internal review is being conducted under the supervision of outside counsel. Based upon the review conducted thus far, neither the Company nor outside counsel has discovered any evidence of bid rigging, or fictitious or inflated quotes involving collusion with insurance carriers. The review also includes an ongoing assessment of the Company’s compensation arrangements and their impact, if any, on the placement of insurance. The Company continues to evaluate its compensation arrangements with insurance carriers and to strengthen its organizational controls.

Earnings Conference Call

The Company will conduct its first quarter 2005 earnings conference call and audio webcast on Thursday, May 5, 2005, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To access the call, dial (617) 847-8706 (when prompted, callers should enter the access code 37190951). To listen to the conference call over the Internet, visit www.nfp.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site approximately ten minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and Internet for a period of approximately 90 days. To listen to a replay of the conference call via telephone, dial (617) 801-6888. The access code for the replay is 26112838. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Quarterly Financial Supplement

A copy of the Company’s quarterly financial supplement, which provides additional financial data, is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Reconciliation of Non-GAAP Measures

The Company analyzes its performance using non-GAAP measures called cash earnings and cash earnings per diluted share. Cash earnings are defined as net income, excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share are calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The Company also uses non-GAAP measures called gross margin before management fees and gross margin before management fees as a percentage of revenue. The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively. Gross margin before management fees and gross margin before management fees as a percentage of revenue should not be viewed as substitutes for GAAP gross margin and GAAP gross margin as a percentage of revenue, respectively. A full reconciliation of net income to cash earnings and gross margin to gross margin before management fees is provided in the attached tables as well as the Company’s quarterly financial supplement, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

About National Financial Partners Corp.

Founded in 1998, National Financial Partners Corp. (“NFP”) is a leading independent distributor of financial services products to high net worth individuals and growing entrepreneurial companies. NFP is headquartered in New York and operates a national distribution network with over 1,700 producers in 41 states and Puerto Rico consisting of over 150 firms and over 200 affiliated third-party distributors.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “will,” “will work” and “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP’s operations. These forward-looking statements are based on management’s current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP’s success in acquiring high quality independent financial services distribution firms, (2) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (3) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including elimination or modification of the federal estate tax, (4) changes in premiums and commission rates, (5) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies, (6) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal investigations of business practices, (7) changes in interest rates or general economic conditions, and (8) other factors described in NFP’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
Elizabeth A. Werner	Elliot Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4084	212-301-4060

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited - in thousands, except per share data)

	Three Months Ended
	March 31, 2005	March 31, 2004
Revenue:
Commissions and fees	$160,614	$130,932

Cost of Services:
Commissions and fees	46,733	36,756
Operating expenses	55,479	44,198
Management fees	27,210	23,233

Total cost of services	129,422	104,187

Gross margin	31,192	26,745

Corporate and other expenses:
General and administrative	10,677	7,390
Stock-based compensation	934	190
Amortization of intangibles	5,398	4,626
Impairment of goodwill and intangible assets	1,540	—
Depreciation	1,666	1,980

Total corporate and other expenses	20,215	14,186

Income from operations	10,977	12,559

Net interest and other expense	(692)	(85)

Income before income taxes	10,285	12,474

Income tax expense	4,456	5,613

Net income	$5,829	$6,861

Earnings per share:
Basic	$0.17	$0.21

Diluted	$0.16	$0.19

Weighted average shares outstanding:
Basic	34,549	33,132

Diluted	37,286	36,251

CALCULATION OF GROSS MARGIN

(Unaudited - in thousands)

	Three Months Ended
	March 31, 2005	March 31, 2004
Total revenue	$160,614	$130,932
Cost of services (excludes management fees):
Commissions and fees	46,733	36,756
Operating expenses	55,479	44,198

Gross margin before management fees	58,402	49,978
Management fees	27,210	23,233

Gross margin	$31,192	$26,745

Gross margin as percentage of total revenue	19.4%	20.4%
Gross margin before management fees as percentage of total revenue	36.4%	38.2%

Management fee percentage(1)	46.6%	46.5%

RECONCILIATION OF NET INCOME TO CASH EARNINGS

(Unaudited - in thousands, except per share data)

	Three Months Ended
	March 31, 2005	March 31, 2004
GAAP Net Income	$5,829	$6,861
Amortization of intangibles	5,398	4,626
Depreciation	1,666	1,980
Impairment of goodwill and intangible assets	1,540	—

Cash Earnings	$14,433	$13,467

GAAP Net Income per share - diluted	$0.16	$0.19
Amortization of intangibles	0.14	0.13
Depreciation	0.04	0.05
Impairment of goodwill and intangible assets	0.04	—

Cash Earnings per share - diluted(2)	$0.39	$0.37

(1)	Management fees as a percentage of gross margin before management fees.
(2)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited-in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$107,638	$83,103
Securities purchased under resale agreements in premium trust accounts	50,490	53,692
Current receivables	44,208	69,721
Other current assets	15,414	23,175

Total current assets	217,750	229,691
Intangibles, net	294,334	273,207
Goodwill, net	306,614	281,212
Deferred tax assets	19,631	17,937
Other non-current assets	30,336	24,413

Total assets	$868,665	$826,460

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$46,933	$51,043
Bank loan	75,000	—
Other current liabilities	74,997	134,193

Total current liabilities	196,930	185,236
Deferred tax liabilities	91,031	86,623
Other non-current liabilities	11,896	8,329

Total liabilities	299,857	280,188

STOCKHOLDERS’ EQUITY
Common stock	3,603	3,530
Additional paid-in capital	559,038	533,825
Retained earnings	31,655	30,000
Treasury stock	(25,488)	(21,083)

Total stockholders’ equity	568,808	546,272

Total liabilities and stockholders’ equity	$868,665	$826,460